                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                           NUWAVE TECHNOLOGIES, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                           NUWAVE TECHNOLOGIES, INC.
                              ONE PASSAIC AVENUE
                          FAIRFIELD, NEW JERSEY 07004
                               ----------------
              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                           ON THURSDAY, MAY 29, 1997
                               ----------------

     The Annual Meeting of Shareholders of NUWAVE Technologies, Inc., (the "Company") will be held on May 29, 1997 at the Radisson Hotel and Suites, 690 Route 46-E, Fairfield, NJ 07004 at 10:30 a.m., local time, to consider and act upon the following matters:

       1. To elect five directors to serve for the ensuing year.

       2. To approve the Company's Non-Employee Director Stock Option Plan.

       3. To ratify the selection by the Board of Directors of Coopers & Lybrand, LLP as the Company's independent accountants for the current fiscal year.

       4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 28, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The stock transfer books of the Company will remain open following the record date.

   All shareholders are cordially invited to attend the Annual Meeting.

                                      By Order of the Board of Directors,

                                      Gerald Zarin
                                      President and Chief Executive Officer

Fairfield, New Jersey
April 30, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                           NUWAVE TECHNOLOGIES, INC.
                              ONE PASSAIC AVENUE
                          FAIRFIELD, NEW JERSEY 07004
                                 201-882-8810

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                              Dated: April 30, 1997

     This Proxy Statement has been prepared and is furnished by the Board of Directors of NUWAVE Technologies, Inc. (the "Company") in connection with the solicitation of proxies for the Annual Meeting of Shareholders of the Company to be held on May 29, 1997, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

     It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about April 30, 1997. The Company's Annual Report, including audited financial statements for the fiscal year ended December 31, 1996, is being mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.


     Only holders of record of the Company's common stock, $.01 par value (the "Common Stock"), on the books of the Company at the close of business on April 28, 1997, are entitled to vote at the Annual Meeting. On that date, there were 5,348,334 issued and outstanding shares of Common Stock entitled to vote on each matter to be presented at the meeting. Each shareholder is entitled to one vote for each share of Common Stock registered in that person's name on the books of the Company on the record date on all business to come before the meeting.

     Shares represented by a properly executed proxy received in time to permit its use at the Annual Meeting or any adjournment thereof will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted for the election of all nominees for director, for approval of the Company's Non-Employee Director Stock Option Plan, for the ratification of the appointment of Coopers & Lybrand LLP as the independent certified public accountants of the Company for the fiscal year ending December 31, 1997, and in the discretion of the proxy holders as to any other matter which may properly come before the Annual Meeting. A shareholder who has given a proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by submitting a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile transmission. The Company will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

     Each share of Common Stock entitles the holder thereof to cast one vote on each matter to be voted upon at the 1997 Annual Meeting. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted only for purposes of electing directors in accordance with Proposal One. None of the actions to be voted upon at the 1997 Annual Meeting shall create dissenters' rights under the Delaware General Corporation Law.

     You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

          PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The table below is based on information obtained from the persons named below with respect to the shares of Common Stock beneficially owned, as of March 31, 1997 (except as noted below), by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer included in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.

                                                                              PERCENTAGE OF
                                                   AMOUNT AND NATURE OF       OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP(1)    SHARES OWNED(2)
------------------------------------------------   ------------------------   ---------------
Gerald Zarin   .................................              650,000                11.7%
 36 Troy Drive
 Short Hills, NJ 07078(3)
Ed Bohn  .......................................               23,000                   *%
 322 Broadway
 Pompton Lakes, NJ 07442(4)
Lyle Gramley   .................................               23,000                   *%
 12901 Three Sisters Road
 Potomoc, MD 20854(5)
David Kwong ....................................            1,123,000                20.9%
 13694 Fremont Pines Road
 Los Altos, CA 94022(5,6,7)
Joseph A. Sarubbi ..............................               26,334                   *%
 3221 S. Ocean Blvd., Suite 908
 Highland Beach, FL 33487(5)
Jeremiah F. O'Brien  ...........................               30,357                   *%
 525 W. 236th St., #5-F
 Riverdale, NY 10463(8)
Robert Webb ....................................               50,000                   *%
 298 Stanton Mountain Rd.
 Lebanon, NJ 08833
Helen Burgess  .................................              577,854                10.8%
 40 E. 30th St., 10th Fl.
 New York, NY 10016
Prime Technology, Inc.  ........................            1,090,000                20.4%
 2041 Mission College Blvd.
 Suite 175
 Santa Clara, CA 95054(6)
Ted Wong .......................................            1,090,000                20.4%
 663 Spruce Drive
 Sunnyvale, CA 94086(6,9)
Rave Engineering Corporation  ..................            1,090,000                20.4%
 10930 Technology Place, Suite B
 San Diego, CA 92127(6,10)
All executive officers and directors as a group
 (7 persons)(11) ...............................            1,925,691                34.4%

------------
* Less than 1%.

 (1) The number of shares of Common Stock beneficially owned by each person is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares of Common Stock which the individual has the right to acquire within 60 days after April 28, 1997 through the exercise of any stock option or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) The number of shares deemed outstanding includes shares outstanding as of March 31, 1997 plus any shares subject to options held by the person in question that are currently exercisable within 60 days after April 28, 1997.

 (3) Includes 200,000 shares that may be acquired within 60 days of April 28, 1997, upon the exercise of outstanding options.

 (4) Includes 18,000 shares that may be acquired within 60 days of April 28, 1997, upon the exercise of outstanding options.

 (5) Includes 3,000 shares that may be acquired within 60 days of April 28, 1997, upon the exercise of outstanding options.

 (6) David Kwong, a director of the Company, and Rave (substantially all of the stock of which is owned by the family of Randy Burnworth) each own approximately 21.6% of Prime's stock. Ted Wong, a former director of the Company, owns approximately 16.1% of the Prime's stock. Messrs. Kwong, Burnworth and Wong are each directors of Prime. Each of Messrs. Kwong, Burnworth and Wong disclaim beneficial interest in the Company's Common Stock owned by Prime.

 (7) Includes 1,090,000 shares of the Company's Common Stock owned by Prime, as to which Mr. Kwong disclaims beneficial interest. See footnote 6 above.

 (8) Includes 22,857 shares that may be acquired within 60 days of April 28, 1997, upon the exercise of outstanding options. Also includes 2,500 shares that may be acquired within 60 days of April 28, 1997, upon the exercise of outstanding warrants held by Mr. O'Brien's wife. As to these 2,500 shares, Mr. O'Brien disclaims beneficial interest.

 (9) Includes 1,090,000 shares of the Company's Common Stock owned by Prime, as to which Mr. Wong disclaims beneficial interest. See footnote 6 above.

(10) Includes 1,090,000 shares of the Company's Common Stock owned by Prime, as to which Rave disclaims beneficial interest. See footnote 6 above.

(11) See footnotes (1) through (10) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and any persons who beneficially own ten percent or more of the Company's Common stock, to file with the Securities and Exchange Commission (the "Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Such persons are required by regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of (i) copies of Section 16(a) filings received by the Company during or with respect to the 1996 fiscal year and (ii) certain written representations of its officers and directors with respect to the filing of annual reports of changes in beneficial ownership on Form 5, the Company believes that each filing required to be made pursuant to Section 16(a) of the Exchange Act during the 1996 fiscal year, when the Company completed its initial public offering, has been filed in a timely manner.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The persons named in the accompanying form of proxy intend to vote all valid proxies received in favor of the election of each of the persons named below as nominees for director unless authority is withheld. Directors elected at the Annual Meeting will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified, subject to the election and qualification of their successors and to their earlier death, resignation or removal. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. Management does not anticipate that such an event will occur. Each director shall be elected by a plurality of the votes cast.

NOMINEES FOR DIRECTOR

     The Company's Board of Directors is set at five persons. The following five persons have been nominated by the Board of Directors to fill such positions. All are currently Directors of the Company.

     GERALD ZARIN, age 56, has served as President and Chief Executive Officer of the Company since its inception in July 1995, and, since January 28, 1996, as Chairman of the Board of Directors. From June 1991 until January 1993, Mr. Zarin was the Chairman, President and Chief Executive Officer of Emerson Radio Corporation, which designs and sells consumer electronics products. Emerson Radio filed in the United States Bankruptcy Court, District of new Jersey, for protection under Chapter 11 of the Federal Bankruptcy Act on September 29, 1993 and was discharged on March 31, 1994. From June 1991 to July 1992, he was President and Chief Executive Officer at AMD Consulting, Inc., a business consulting firm. From November 1990 to June 1991, he was President and Chief Executive Officer of JEM, Inc., an importer of fine furnishings. From August 1987 to October 1990, he was Senior Vice President and Chief Financial Officer of Horn & Hardart, Inc., a holding company for various catalog, hotel and restaurant businesses. From 1976 to 1986, he was President and Chief Executive Officer of Morse Electro, Inc., which designed and sold consumer electronics products.

     ED BOHN, age 50, has been a director of the Company since July 1995. From March 1995 to the present, he has been engaged as a Consultant for Borlas Sales Corp. of New Jersey, an importer/exporter of consumer electronics goods. Borlas also handles the sale and installation of software. From February 1995 to the present, he has been a Director and Consultant of Jennifer Convertibles, a furniture manufacturer. From September 1994 to the present, he has operated as an independent consultant in financial and operational matters. From January 1983 to March 1994, Mr. Bohn was employed in various capacities by Emerson Radio Corporation, which designs and sells consumer electronics products. From March 1993 to March 1994, he was Senior Vice President-Special Projects; from March 1991 to March 1993, he was Chief Financial Officer and Treasurer/Vice President of Finance. Emerson Radio filed in the United States Bankruptcy Court, District of New Jersey, for protection under Chapter 11 of the Federal Bankruptcy Act on September 29, 1993 and was discharged on March 31, 1994.

     LYLE E. GRAMLEY, age 70, has been a Director of the Company since December 1995. He has been employed by the Mortgage Bankers Association in Washington, D.C. since 1985, as Senior Staff Vice President and Chief Economist from 1985 to 1992, and as a Consulting Economist from 1992 to the present. From 1980 to 1985, Mr. Gramley was a member of the Board of Governors of the Federal Reserve Board.


     DAVID KWONG, age 36, has been a Director of the Company since July 1995. From August 1993 to the present, he has been President of Premier Source International, an importer/exporter of computer memory chips and from August 1993 to the present, he has been Executive Vice President of Prime Technology, Inc., which performs business development for technology companies. From August 1989 to June 1993, he was Vice-President of Advanced Computer Link, Inc., a computer integration company.

     JOSEPH A. SARUBBI, age 68, has been a director of the Company since March 1996. From October 1993 to June 6, 1996, he was a director of The Panda Project, Inc., a manufacturer of computers and semiconductor packages. Since April 1988, Mr. Sarubbi has been a self-employed management and technical consultant to vari-ous technology companies. From February 1986 to April 1988, he was Senior Vice President of Manufacturing Operations for Tandon Corporation, a computer manufacturer. From December 1952 to January 1986, Mr. Sarubbi was employed by IBM in various senior engineering positions.

           THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
                       "FOR" ALL NOMINEES FOR DIRECTOR.

EXECUTIVE OFFICERS

     Certain information relating to each executive officer of the Company (other than those set forth above) is set forth below.

     JEREMIAH F. O'BRIEN, age 50, has been Vice President and Secretary of the Company since July 1995. Mr. O'Brien has been Chief Financial Officer of the Company since January 28, 1996. From 1983 to 1989, he served as Chief Financial Officer and Executive Vice President for Cardiac Resuscitator Corporation, a medical electronics manufacturer. From September 1989 to June 1991, he served as Senior Vice President of Finance for Emerson Computer Corporation and Emerson Technologies, Inc., both of which manufacture and sell electronic components and products. From June 1993 to March 1994, Mr. O'Brien was Corporate Controller of Andin International Corporation, a jewelry manufacturing company. During the period of July 1991 to July 1995, he also acted as an independent financial consultant to various private corporations.

     ROBERT WEBB, age 60, has been the Vice President of Marketing of the Company since September 1995. In March 1997, his title was changed to Vice President of Marketing/Technical Development to more accurately reflect his duties with the Company. From June 1995 to September 1995, Mr. Webb acted as an independent consultant to various private corporations. From July 1994 to March 1995, he was Vice President of New Product Development for Studio Magic, Inc., a company involved in the design and manufacture of computer video equipment, and served as a consultant for such company from October 1993 to July 1994 and in April 1995. Studio Magic, Inc. was liquidated in May 1995 under the Federal bankruptcy laws. From October 1973 to October 1993, he was employed by Grass Valley Tektronix, which produces broadcast television equipment. From February 1993 to September 1993, he served as a special advisor to the President of Grass Valley Tektronix. From November 1990 to February 1993, he was Division General Manager -- Graphics Systems and held various executive positions prior to that time.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors of the Company held 5 meetings during its fiscal year ended December 31, 1996. The Board has a standing Audit Committee and a standing Compensation Committee. The Compensation Committee met twice during the fiscal year ended December 31, 1996 and the Audit Committee met 1 time. The Company does not have a nominating committee. During the most recent fiscal year, each director attended at least 75% of the meetings of the Board and any committee on which such director served.

     Messrs. Kwong, Bohn and Gramley comprise the Audit Committee of the Board of Directors, the members of which make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the results of the audit engagement, approve professional services provided by the independent accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees, and review the adequacy of the Company's internal accounting controls.

     Messrs. Bohn, Gramley and Zarin comprise the Compensation Committee of the Board of Directors, which makes recommendations to the Board regarding the executive and employee compensation programs of the Company. See "Report of Compensation Committee On Executive Compensation" below.

     The 1996 Performance Incentive Plan is, and the Non-Employee Director Stock Option Plan will be, when approved by the shareholders, administered by the entire Board of Directors.

DIRECTORS' COMPENSATION

     All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors who are not employees and do not otherwise receive compensation from the Company are entitled to a fee of $2,500 per year and $500 per meeting attended (other than telephonic meetings) for serving on the Board of Directors in addition to the reimbursement of reasonable expenses incurred to attend any meetings.

     See "Stock Incentive Plans" below for a description of the Company's Non-Employee Director Stock Option Plan, for which shareholder approval is being requested at this meeting.

                      COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY OF COMPENSATION

     The following table sets forth the annual and long term compensation paid by the Company for services performed on the Company's behalf since the Company's inception in July 1995 through December 31, 1995 and for the fiscal year ended December 31, 1996, with respect to those persons who were, as of December 31, 1996, the Company's Chief Executive Officer and the Company's executive officers (the "Named Executive Officers").

                          Summary Compensation Table

                                                                                                              Long Term
                                                                 Annual Compensation                     Compensation Awards
                                                       -------------------------------------- ------------------------------------
                                                                                                   Securities
                                                                                 Other Annual  Underlying Options    All Other
        Name and Principal Position            Year      Salary       Bonus      Compensation  (Number of Shares)   Compensation
--------------------------------------------  -------  -----------  ---------  -------------- -------------------- --------------
Gerald Zarin, President and                    1995     $  39,800    $     0          $0            200,000          $37,500(1)
Chief Executive Officer                        1996     $ 115,700    $50,000          $0                  0          $     0
Jeremiah O'Brien, Chief Financial Officer,     1995     $  22,000    $     0          $0             25,000          $     0
Vice President and Secretary                   1996     $  93,100    $ 7,500          $0              5,000          $     0
Robert Webb, Vice President-Marketing/         1995     $  19,600    $     0          $0             70,000          $     0
Technical Development                          1996     $  99,900    $17,500          $0                  0          $     0

------------
(1) Payments made on account of services rendered in connection with the organization of the Company prior to July 17, 1995. In consideration for such services, Mr. Zarin also received 450,000 shares of Common Stock valued at $.01 per share. Mr. Zarin was elected Chairman of the Board on January 28, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth all grants of options for the Company's Common Stock to the Named Executive Officers of the Company during fiscal 1996. In addition, the table shows the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option terms.

                Option Grants For Year Ended December 31, 1996

                               Individual Grants

                                                                                                       Potential
                                                                                                       Realizable
                                                                                                    Value at Assumed
                             Number of       % of Total                                            Annual Rates of Stock
                             Securities       Options        Exercise or                          Price Appreciation for
                             Underlying      Granted to      Base Price                               Option Term(1)
         Name                 Options        Employees       ($/Share)        Expiration Date        5%         10%
-------------------------   -------------   -------------   --------------   ------------------   --------   --------
Jeremiah O'Brien   ......       5,000           100%            2.00           March 1, 2001       $2,750     $6,050
                               -------                                                             -------   -------
TOTAL  ..................       5,000           100%                                               $2,750     $6,050
                               =======                                                             =======   =======


------------
(1) The dollar amounts under these columns represent the potential tangible value, before income taxes, of each option assuming that the market price of the Common Stock appreciates in value from fair market value at the date of grant to the end of the option term at 5% and 10% annual rates and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. All grants of options have been made with exercise prices equal to fair value at date of grant.

     No options were exercised in fiscal year 1996 by any of the Named Executive Officers. The following table sets forth, as of December 31, 1996, the number of stock options and the value of unexercised stock options held by the Named Executive Officers.

          Aggregated Option Exercises in Year Ended December 31, 1996
                          and Year-End Option Values

                                  Number of Securities                Value of Unexercised
                                 Underlying Unexercised             In-The-Money Options(1)
                              Options at December 31, 1996            at December 31, 1996
                            ---------------------------------   --------------------------------
         Name               Exercisable      Unexercisable      Exercisable      Unexercisable
-------------------------   --------------   ----------------   --------------   ---------------
Gerald Zarin    .........      200,000              -0-          $1,400,000        $       0
Robert Webb  ............       50,000           20,000             275,000          110,000
Jeremiah O'Brien   ......       22,857            7,143             123,213           39,286
                             ---------          -------         -----------        ----------
TOTAL:    ...............      272,857           27,143          $1,798,213        $ 149,286
                             =========          =======         ===========        ==========

------------
(1) The dollar value of the unexercised options has been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise or base price of the option at exercise or fiscal year-end, respectively.

EMPLOYMENT AGREEMENTS

     Mr. Zarin has entered into an Employment Agreement with the Company dated as of July 20, 1995, pursuant to which he has agreed to serve as the Company's President and Chief Executive Officer through December 31, 2000. The agreement provided for an initial salary of $90,000 per year and increased to $120,000 on March 15, 1996. Mr. Zarin is also entitled to an annual bonus equal to (i) 30% of his base compensation if the Company's net income before taxes is equal to projections to be approved by the Company's Board of Directors (ii) 60% of his base compensation if the Company's net profits before taxes are equal to 110% of such projections, and (iii) 100% of his base compensation if the Company's net profits before taxes are equal to 120% of projections. Mr. Zarin can terminate the agreement upon 180 days notice. The Company can terminate the agreement for good cause at any time. If the Company terminates the agreement other than for good cause, or otherwise materially breaches the contract during the first 30 months of the agreement, Mr. Zarin is entitled to receive monthly payments equal to his base compensation at the time of his termination for the remainder of such 30 month period, plus an amount equal to a good faith estimate of the bonus payments he would be entitled to receive during such period. At the end of such 30 month period, or immediately if such termination occurs after such 30 month period, Mr. Zarin will receive a single payment equal to the remaining payments he would have been entitled to receive during the unexpired portion of the agreement. In addition, the employment agreement provides Mr. Zarin with an option to purchase 200,000 shares of common stock at $1.50 per share. The option expires December 31, 2000 and terminates if Mr. Zarin voluntarily leaves the Company or the employment agreement is terminated by the Company for good cause. In connection with services rendered in establishing the Company and creating its business plan and projections, Mr. Zarin received 450,000 shares of the Company's common stock valued at $.01 per share.

     Mr. Webb has entered into an employment agreement with the Company dated as of September 11, 1995 pursuant to which Mr. Webb was appointed Vice President -- Marketing. In March 1997, his title was changed to Vice-President-Marketing/ Technical Development in order to more accurately reflect his duties. The employment agreement continues until March 31, 1996 and thereafter for successive 3 month periods or upon termination. Mr. Webb's initial salary was $5,000 per month and was increased to $108,000 per annum as of August 14, 1996. In connection with his employment agreement, Mr. Webb received options to purchase 70,000 shares of the Company's common stock.

     In connection with services performed by Mr. O'Brien, on July 17, 1995 he received 5,000 shares of the Company's Common Stock valued at $.01 per share and has been granted options to purchase 25,000 shares of the Company's Common Stock at $1.50 per share pursuant to an Option Agreement for the Purchase of Common Stock dated September 11, 1995 and 5,000 shares of the Company's Common Stock at $2.00 per share pursuant to an Option Agreement dated March 1, 1996.

                       REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of two non-employee Directors and one employee Director. The Committee is responsible for establishing and administering the policies which govern both annual compensation and equity ownership programs. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. The one employee Director does not participate in the Committee's discussions concerning his own compensation. This report is submitted by the Committee and addresses the Company's policies for 1996 as they apply to Gerald Zarin, the President and Chief Executive Officer of the Company, and the other two Named Executive Officers.

OVERVIEW AND PHILOSOPHY

   The Company's executive compensation program is designed to promote the following objectives:

    To provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to the long-term success of the Company.

    To align management's interests with the success of the Company by placing a portion of the executive's compensation at risk in relation to the Company's performance.

    To align management's interests with stockholders by including long-term equity incentives.

     The Committee believes that the Company's executive compensation program provides an overall level of compensation that is competitive within its industry and among companies of comparable size and complexity. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other similar companies and sets its compensation guidelines based on this review. The Committee also seeks to achieve an appropriate balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable companies and attempts to maintain an appropriate mix of salary and incentive compensation. While compensation data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance.

EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program consists of base salary, periodic incentive compensation and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as medical insurance programs. In addition to the basic medical insurance program, the executive officers are eligible to participate in an enhanced medical insurance program which is available only to the executive officers of the Company.

BASE SALARY

     At the beginning of each fiscal year, the Committee establishes an annual salary plan for the Company's senior executive officers based on recommendations made by the Company's Chief Executive Officer. The Committee attempts to set base salary compensation within its perceived range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success. Because of the Company's limited operating history, the Committee has not previously reviewed compensation for comparable positions by reviewing published compensation data as part of its efforts to set the annual cash compensation for Company executives. Instead, the Committee has attempted to base salary determinations both upon the Company's financial performance and upon the individual's performance as measured by certain subjective non-financial objectives. These non-financial objectives include the individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

ANNUAL AND LONG-TERM INCENTIVE COMPENSATION

     The Company has no formal bonus program for its key employees, although the Committee may consider adopting such a program during the current fiscal year. Occasionally, bonus payments may be made to key employees based on the achievement of agreed upon performance objectives or as a part of the recruitment process. During 1996, bonuses were awarded to the Company's president, the Chief Financial Officer and the Vice-President-Marketing/ Technical Development.

     The Company's stock option plan (see "1996 Performance Incentive Plan" below) is designed to promote the identity of long-term interests between the Company's employees and its stockholders and to assist in the retention of executives. The size of option grants is generally intended by the Committee to reflect the executive's position with the Company and his or her contributions to the Company. Stock options generally vest over a period not to exceed five years from the date of the grant in order to encourage key employees to continue in the employ of the Company. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant; however, the Company reserves the right to grant stock options having exercise prices less than the fair market value of the Common Stock on the date of grant, to modify the terms of existing options and to reprice the options as an incentive for employees to remain with the Company.

BENEFITS

     The Company's executive officers are entitled to receive medical insurance benefits on the same basis as other full-time employees of the Company. In addition to the basic medical insurance program, the executive officers are eligible to participate in an enhanced medical insurance program which is available only to the executive officers of the Company.

     The amount of perquisites, as determined in accordance with the rules of the Securities Exchange Commission relating to executive compensation, did not exceed 10% of salary and bonus for 1996 for any of the Named Executive Officers.

1996 PERFORMANCE INCENTIVE PLAN

     As of January 31, 1996, the Company adopted its 1996 Performance Incentive Plan (the "Plan"), pursuant to which stock options (both Nonqualified Options and Incentive Options, as defined in the Plan), stock appreciation rights and restricted stock may be granted to key employees and consultants (the "Participants").

     The Plan is administered by the Board of Directors acting as the Committee (the "Committee"). The Committee will determine persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock options, stock appreciation rights and restricted stock.

     Both Incentive Options and Nonqualified Options may be granted under the Plan. An Incentive Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Any Incentive Option granted under the Plan will have an exercise price of not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Option granted to a Participant who owns more than 10% of the total combined voting stock of the Company or of any parent or Subsidiary of the Company, the exercise price for such option must be at least 110% of the fair market value of the shares subject to the option on the date the option is granted. A Nonqualified Option granted under the Plan (i.e., an option to purchase the Common Stock that does not meet the Code's requirements for Incentive Options) must have an exercise price of at least the par value of the stock.

     Stock appreciation rights may be granted in conjunction with the grant of an Incentive or Nonqualified Option under the Plan or independently of any such stock option. A stock appreciation right granted in conjunction with a stock option may be an alternative right. In which event, the exercise of the stock option terminates the stock appreciation right to the extent of the shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the shares with respect to which such right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right, in which case both the stock appreciation right and the stock option may be exercised. A stock appreciation right may not, however, be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless certain terms and conditions are met.

     Subject to the terms of the Plan, the Committee may award shares of restricted stock to the Participants. Generally, a restricted stock award will not require the payment of any option price by the Participant but will call for the transfer of shares to the Participant subject to forfeiture, without payment of any consideration by the Company, if the Participant's employment terminates during a "restricted" period (which must be at least six months) specified in the award of the restricted stock.

     There are 200,000 shares available in the Plan. On February 10, 1997, in connection with the execution of an employment agreement, the Company granted its Vice President - Sales options to purchase 60,000 shares of common stock at $6.875 per share, the underlying value of the Company's common stock at the date of the grant. The Board has approved the grant of these options. No other options or other rights have been granted pursuant to the Plan. The Company and Rickel & Associates, the Underwriter of the Company's initial public offering (the" Underwriter") have agreed that for a period of 18 months after the offering (i.e. July 3, 1996) the Company will not grant options to purchase more than 205,000 shares pursuant to the Plan or grant any options pursuant to the Plan at less than $5.00 per share and not below the market price as of the date of grant without the Underwriter's prior written consent.

NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN: See Proposal Two for description of Plan.

           FEDERAL INCOME TAX CONSEQUENCES OF STOCK INCENTIVE PLANS

     The Company understands that, under current federal income tax rules, awards under the 1996 Performance Incentive Plan and the Non-Employee Director Plan have the consequences described below:

     The holder of an incentive stock option will not be treated as receiving taxable income upon either the grant or exercise of such option; however, the excess of the fair market value of the stock subject to the option at the time of exercise over the option price is a tax preference item in the year of exercise and is thus a component of alternative minimum taxable income in the year of exercise. Provided that the stock acquired pursuant to an incentive stock option is not sold or otherwise disposed of within two years from the date of grant of the option and is held for at least one year after the date of exercise of the option, any gain or loss resulting upon disposition of the shares will be treated as capital gain or loss and will be treated as long term capital gain or loss if such stock is held for more than one year. If stock acquired upon exercise of an incentive stock option is disposed of prior to the expiration of such holding periods, the optionee will realize ordinary income in the year of such disposition in an amount equal to the excess of the fair market value of the stock on the date of exercise over the option price. Any gain in excess of such ordinary income amount generally will be taxed as capital gains. The Company would be entitled to a tax deduction at the time of sale equal to the amount that compensation income is realized by the participant.

     The holder of a nonstatutory stock option will not be treated as receiving taxable income upon the grant of such option. Upon exercise thereof the optionee will realize ordinary income in an amount measured by the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Assuming the shares of Common Stock received upon exercise of a nonstatutory stock option constitute capital assets in the optionee's hands, any gain or loss upon disposition of the shares will be treated as capital gain or loss, which will be long-term if the shares of Common Stock have been held longer than one year.

     To the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time in any calendar year exceeds $100,000, the options will be treated as nonstatutory stock options.

     Generally, an employee receiving restricted stock realizes ordinary income in an amount equal to the fair market value of such stock less any amount paid for such stock at the time when the employee's rights with respect to such stock are no longer subject to a substantial risk of forfeiture. However, the recipient may make a special election provided in the Internal Revenue Code to be taxed at the time of the receipt of the award (as if the restrictions did not exist), but the recipient will not be allowed any deduction if the restricted stock is later forfeited. Dividends, if any, paid to the holder of the restricted stock award during the restriction period will be taxable as ordinary compensation income (or as dividend income if the election referred to in the preceding sentence has been made). The Company also believes that it will be entitled to a tax deduction at the time and equal to the amount that ordinary compensation income is realized by the recipient of the restricted stock.

              SUMMARY OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

CHIEF EXECUTIVE OFFICER

     In 1996, Mr. Zarin, the Company's President and Chief Executive Officer, received a salary of $115,700. This amount represents his base salary for 1996. In addition, he received a bonus payment in the amount of $50,000 which was awarded him for accomplishing certain goals for the Company for the year 1996. The amount of Mr. Zarin's base salary and provisions for bonus payments to him are included in an employment agreement between the Company and him. See "Employment Agreement."

CHIEF FINANCIAL OFFICER

     In 1996, Mr. O'Brien, the Company's Vice-President, Secretary and Chief Financial Officer, received an aggregate salary of $93,100. At December 31, 1996, his base salary was $100,000. In addition, he received a bonus payment in the amount of $7,500 which was awarded him for accomplishing certain goals for the Company for the year 1996.

VICE PRESIDENT-MARKETING/TECHNICAL DEVELOPMENT

     In 1996, Mr. Webb, the Company's Vice-President of Marketing/Technical Development, received an aggregate salary of $99,900. At December 31, 1996, his base salary was $108,000. In addition, he received a bonus payment in the amount of $17,500 which was awarded him for accomplishing certain goals for the Company for the year 1996. The amount of Mr. Webb's base salary and provisions for issuance of options to him are included in an employment agreement between the Company and him. See "Employment Agreement."

             COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     The deductibility of executive compensation in excess of the limit set in
Section 162(m) of the Internal Revenue Code 1986, as amended, was not a factor in the Committee's determination of 1996 compensation levels. The Committee will continue to review the Company's executive compensation plans to determine what changes, if any, may be advisable in connection with Section 162(m).

                                        COMPENSATION COMMITTEE

                                          Gerald Zarin
                                          Ed Bohn
                                          Lyle Gramley

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Gerald Zarin, Lyle Gramley and Edward Bohn. No member of the Compensation Committee, other than Mr. Zarin, was at any time during 1996, or formerly, an officer or employee of the Company or any subsidiary of the Company. Mr. Zarin has been President of the Company since July 1995 and Chief Executive Officer since January 28, 1996. Additionally, Mr. Bohn has acted as a consultant to the Company from time to time on matters specified by the Company's President. In March 1997, Mr. Bohn entered into a consulting agreement with the Company pursuant to which he agreed to act as the Company's consultant with regard to certain agreements for a three month period. See "Certain Relationships and Related Transactions."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company was conceived of by Mr. Ernest Chu in June 1994 when he met Mr. Ted Wong, the President of Prime Technology, Inc. ("Prime") as a result of an introduction by employees of a high-technology company for which Mr. Chu was then rendering consulting services in his individual capacity. At that time, Prime was the exclusive licensee of all of the technology belonging to Rave Engineering Corp. ("Rave"). Mr. Chu believed that the technology had the potential to be commercialized on a mass basis for use in the video broadcast industry. In the fall of 1994, Mr. Chu and Mr. Wong determined that the Rave technology could be most effectively exploited if a new company were organized to license the technology and related products and devote its principal attention to directly commercialize and manufacture them, rather than relying on sublicensing. They agreed that Prime and Mr. Chu would directly participate in the equity of the new entity, and Rave would participate through its approximately 20% equity ownership in Prime and through royalty and development payments from the new company. Prime would continue to be responsible for sublicensing through an agency agreement with the new company. The parties recognized the need for an experienced president to operate the new company and to commercialize the products, and began negotiations with Mr. Gerald Zarin, whom Mr. Wong had recently met, to accept that position and participate in the Company's equity.

     Negotiations commenced in December 1994 and continued among Mr. Zarin, Mr. Chu, Mr. Wong on behalf of Prime and Mr. Randy Burnworth on behalf of Rave through early July 1995. As a result of these negotiations, the Company was organized in July 1995, at which time Prime terminated its exclusive license arrangement with Rave, and the Company entered into the License Agreement, as described below . In addition, Rave agreed to continue the development of the technology and the Initial Products pursuant to the Development Agreement described below. Prime became the Company's exclusive agent to sublicense the Rave technology-related products to third parties (subject in all cases to the Company's approval) under the terms of the Agency Agreement described below. Zarin became the Company's President and Mr. Chu became the Chairman of its Board of Directors and acting Chief Financial Officer. Mr. Wong also became a director of the Company. The Company also entered into a consulting agreement with Corporate Builders, L.P., a limited partnership controlled by Mr. Chu.

     In connection with their organizational activities, Messrs. Chu, Wong, Burnworth and Zarin, as well as Rave and Prime, acted as "Promoters" of the Company within the meaning of the regulations promulgated by the Commission pursuant to the provisions of the Securities Act of 1933 (the "Act").

     Mr. Wong, a former director of the Company, is a director of Prime and an approximate 16% shareholder in Prime. Mr. Wong is also the President and Chief Executive Officer of Prime. Mr. David Kwong, a director of the Company, is a director and approximate 22% shareholder of Prime. Mr. Kwong is also a Vice President of Prime. Rave is an approximate 20% shareholder of Prime, and Mr. Burnworth is a director of Prime. Mr. Burnworth is not a shareholder or officer of Rave; however, he is the primary source of Rave's technology and provides the direct supervision with respect to all of the development performed by Rave. Substantially all of the stock of Rave is owned by members of Mr. Burnworth's immediate family. No officer or director of the Company, except for Mr. Kwong, has any ownership interest in, or serves as a director or officer of, Prime. No officer or director of the Company has any ownership interest in, or serves as a director or officer of, Rave.

     A substantial portion of the Company's technology has been licensed from Rave pursuant to the License Agreement between the Company and Rave dated July 21, 1995 (the "License Agreement"). Pursuant to the terms of the License Agreement, the Company is obligated to pay Rave royalties ("Royalties") of (i)
2 1/2% of net sales of products utilizing Rave's technology ("Sales Royalties"), and (ii) 25% of any sublicensing fees received by the Company from sublicenses of the products and technology covered by the License Agreement ("Licensed Products and Technology"). Payments of Sales Royalties will commence upon the earlier of (i) accumulated net sales of Licensed Products and Technology sold by the Company or its future affiliates reaching an aggregate of $50,000,000, or
(ii) the Company's aggregate net profits from sales of Licensed Products and Technology equaling $5,000,000. As of the date hereof, the Company has not sold or licensed any products and no Royalties, other than the Rave Minimum Payments have been paid to Rave pursuant to the License Agreement.

     The License Agreement also obligates the Company to pay $60,000 per year to Rave for consulting services (the "Rave Consulting Fees") through July 21, 1998. The Rave Consulting Fees are payable in $15,000 quarterly installments, in advance, plus reasonable expenses. The License Agreement also provides that Rave will receive minimum aggregate payments (the "Rave Minimum Payments") of Royalties and Development Fees (pursuant to the Development Agreement described below) of at least $65,000 per month. If Rave does not receive the Rave Minimum Payments, it may elect to make the License Agreement non-exclusive. If the Company fails to pay the Royalties, Rave may terminate the License Agreement and become the licenser with respect to licenses granted by the Company pursuant to the License Agreement.

     The License Agreement terminates upon the later to occur of either (i) the expiration of the last to expire of the patents obtained with respect to the Company's technology, or (ii) July 21, 2012.

     In March 1997, the Company agreed with Rave to exclude from the License Agreement certain video transmission technology which Rave may develop for application in the video game industry (the "Video Game Technology"). In return, Rave agreed to pay the Company 2.5% of net sales of products using the Video Game Technology and 25% of any fees it receives from licensing such technology. The Video Game Technology is not used in any of the Company's current products, and the Company had no current plans to develop it. As a result, the Company determined that it was more likely that it would derive economic benefit from the technology if its development and commercialization was undertaken by another party. The Company continues to hold the rights to the technology outside the video game industry under the License Agreement.

     The Company has also entered into the Development Agreement with Rave, pursuant to which the Company has formulated a development plan (the "Development Plan") extending through October 1998. The Development Plan focuses principally on the development of defined products. Pursuant to its terms, it will be revised from time to time to provide for the development of additional related products. The Development Agreement provides for the payment to Rave of a monthly fee (the "Development Fee") which, when aggregated with the Royalties provided for in the License Agreement, must equal at least $65,000 per month. The Development Plan is to be revised by October 2, 1998 and on each anniversary thereafter for each year the Development Agreement remains in effect. The Development Agreement, which terminates on October 2, 1998, provides that it continues for successive 12-month periods if the parties agree to additional services to be performed by Rave and related compensation at least 12 months prior to its expiration. In addition, the Develop-ment Agreement provides for Rave to receive payments aggregating $850,000 to purchase or lease equipment (the "Equipment") for use in developing the licensed products and technology. The payments are to be made in monthly installments of $23,611 with a lump sum payment of $283,336 due in March 1998. In that connection, the Company has arranged for Rave to lease certain equipment and secured the lease with a letter of credit in the amount of $300,000.

     The Development Agreement provides that all results of development, including unrelated developments, belong to the Company, and that Rave will not undertake any development activities for third parties without the consent of the Company. Rave and the Company are discussing possible collaboration with a third party pursuant to which Rave would undertake development activities for such third party of medical devices, some of which might incorporate the Company's licensed technology, but no agreements have been reached with respect to such development activities or arrangements made with the Company with respect to the use of such licensed technology. Rave has not sought the Company's consent with respect to any other third party development activities and is not providing development activities for any third parties.

     Through December 31, 1996, all amounts paid to Rave pursuant to the License Agreement and the Development Agreement have been charged to research and development expenses ("Rave R & D Expenses"). For the cumulative period from July 17, 1995 (inception) to December 31, 1996, Rave R & D Expenses were $1,560,453; from July 17, 1995 to December 31, 1995, Rave R & D Expenses were $416,628 and for the year ended December 31, 1996, they were $1,143,825.

     In order to assist it in obtaining sublicensing revenue, the Company entered into an agency agreement with Prime dated July 21, 1995 (the "Agency Agreement"), The Agency Agreement provides that Prime will be the Company's exclusive agent for entering into sublicenses with respect to the products and technology licensed to the Company pursuant to the License Agreement. Because its products are not fully developed, and because it has emphasized product sales rather than sublicensing, the Company has not developed a licensing program, established proposed royalties, or otherwise determined the terms or conditions of the arrangements it may want to make with proposed licensees or others. These programs will be developed in conjunction with product research and development and with Prime pursuant to the Agency Agreement. For its services, with respect to the first $50,000,000 of aggregate net sales made by the Company's sublicenses, after subtracting the payments to Rave pursuant to the Licensing Agreement and licensing expenses, Prime will receive 35% of net sublicensing fees received by the Company and thereafter 45%. Because the Company has retained the right to enter into license and sublicenses independently, payments to Prime are to be made regardless of whether the relevant sublicenses are entered into through Prime's efforts or by the Company itself. Prime will also receive up to an additional $1,500,000 of which (i) $400,000 is payable regardless of the receipt of sublicense fees in installments of $15,000 per month which began January 1, 1996 and increased in accordance with the terms of the agreement to installments of $40,000 per month in July 1996, (ii) $400,000 is payable out of the Company's first sublicensing fees, and
(iii) $700,000 is payable out of the Company's portion of sublicensing royalties when net sublicensing sales exceed $200,000,000.

     The Agency Agreement also provides that Prime will contribute its royalty participation to pay Rave in any month in which the Company, after making reasonable commercial effort, is unable to make the $65,000 Rave Minimum Payment necessary to maintain the License Agreement on an exclusive basis with such amounts to be repaid by the Company to Prime out of the Company's next available royalty payment or 12 months from the date of such advance.

     The Agency Agreement terminates upon the termination of the License Agreement or upon a default, as defined in the Agency Agreement.

     No amounts were paid to Prime pursuant to the Agency Agreement in the year ended December 31, 1995. For the year ended December 31, 1996, Prime was paid $330,000 pursuant to the Agency Agreement.

     Rave's principal activities are providing services for the Company pursuant to the Development Agreement. Prime was organized in 1993 and, at that time, substantially all of its activities related to proposed licensing of Rave's products and technology and the organization of the Company. The exclusive licensing arrangement between Rave and Prime relating to the technology used by the Company was terminated in July 1995.

     In connection with the organization of the Company and the termination of Prime's then existing licensing arrangements with Rave, on July 17, 1995, Prime received 1,090,000 shares of the Company's Common Stock valued at $.01 per share.

     In connection with the organization of the Company, on July 17, 1995, Mr. Gerald Zarin, the Company's President and Chairman of its Board of Directors received 450,000 shares of the Company's Common Stock valued at $.01 per share. Mr. Zarin entered into an employment agreement with the Company as of July 20, 1995 and in that connection was granted options to purchase 200,000 shares of the Company's Common Stock at $1.50 per share. The options expire December 31, 2000.

     The Company has entered into a Consulting Agreement effective as of August 1, 1995 (the "Corporate Builders Agreement") with Corporate Builders, L.P. (the "Consultant") of which Mr. Chu (who served as the Chairman of the Company's Board of Directors and its acting Chief Financial Officer from its inception until January 28, 1996) is a principal. The Corporate Builders Agreement provides, among other things, that the Consultant will serve as an advisor to the Company with regard to its relationship with the investment community, assist the Company in developing a corporate strategy and business and management goals, assist in the preparation of media presentations, oversee the production of video production relating to the Company's products and services, and, at the Company's request, have a representative of the Consultant serve as a member of the Company's board of directors up to the time the Company offers its securities to the public pursuant to a registration statement filed pursuant to the Securities Act. The term of the agreement is for two years unless terminated by either party for any reason. The Consultant received fees of $7,500 per month until August 1997, and thereafter $5,000 per month until the agreement terminates. In connection with services rendered in establishing the Company and creating its business plan and projections performed by Mr. Chu, commencing in mid-1994, at the direction of Mr. Chu, in July 1995 the Company issued 450,000 shares of the Company's common stock valued at $.01 per share earned by Mr. Chu to First Earth Investors, Consultant, and W2 Technologies, Inc., all entities affiliated with Mr. Chu, in the amounts of 250,000 shares, 125,000 shares and 75,000 shares, respectively, as capital contributions to each of the respective entities. As of June 19, 1996, Consultant returned its 125,000 shares of the Company's Common Stock back to Mr. Chu. As of June 28, 1996, the 125,000 shares of the Company's Common Stock received by Mr. Chu from Consultant were returned to the Company. The 125,000 shares of the Company's Common Stock were returned to Mr. Chu and, subsequently, to the Company to prevent such shares from being considered underwriting compensation to either Consultant or Mr. Chu.

     The total consulting fees paid to Consultant pursuant to the Consulting Agreement for the period from inception (July 17, 1995) to December 31, 1996 was $115,000 plus out-of-pocket expenses; from July 17, 1995 to December 31, 1995, $37,500 plus out-of-pocket expenses and for the year ended December 31, 1996, $77,500 plus out-of-pocket expenses. The total aggregate payments made to Mr. Chu and the affiliated entities for the cumulative period from inception to December 31, 1996 was $198,669; from inception to December 31, 1995 was $88,302, and for the year ended December 31, 1996, was $110,000.

     In connection with the organization of the Company, Mr. Jeremiah O'Brien, the Company's Vice President--Finance and Chief Financial Officer, received 5,000 shares of the Company's Common Stock valued at $.01 per share. In connection with his employment by the Company, as of July 17, 1995 Mr. O'Brien was granted options to purchase 25,000 shares of Common Stock at $1.50 per share, 10,714 of which vested immediately, the remainder of which vest equally on July 17, 1996 and July 17, 1997. All of such options expire on the fifth anniversary of their vesting. On March 1, 1996, Mr. O'Brien was granted options to purchase an additional 5,000 shares of Common Stock at an exercise price of $2.00 per share, which options expire March 1, 2001.

     In connection with his employment, on September 11, 1995, Mr. Robert Webb was granted options to purchase 70,000 shares of Common Stock at an exercise price of $1.50 per share, 30,000 of which vested immediately and the remainder of which vest equally on September 11, 1996 and September 11, 1997. All of these options expire after the fifth anniversary of their vesting.

     In connection with the organization of the Company, on July 17, 1995, Mr. Edward Bohn received 5,000 shares of the Company's Common Stock valued at $.01 per share. In connection with his agreement to continue serving as a director of the Company, on March 1, 1996, Mr. Bohn was granted options to purchase 15,000 shares of Common Stock at $2.00 per share. The options expire March 1, 2001. In addition, beginning in 1996, Mr. Bohn has acted as a consultant to the Company from time to time on matters specified by the Company's President. In that connection he has received compensation on a per diem basis of $1,000 per day. For the year ended December 31, 1996, Mr. Bohn received $14,250 on account of such consulting services. In March 1997 Mr. Bohn entered into a consulting agreement with the Company pursuant to which he agreed to act as the Company's consultant with regard to certain agreements for a three month period for a rate of $1,000 per day with a minimum of $1,750 per week and a maximum of $2,750 per week regardless of the actual time spent on the Company's behalf.

     In connection with his agreement to serve as a director, on November 9, 1995, Mr. Lyle Gramley was granted options to purchase 20,000 shares of the Company's Common Stock at $1.50 per share. Mr. Gramley exercised his options as of June 30, 1996.

     In connection with his agreement to serve as a director, on March 1, 1996, Mr. Joseph A. Sarubbi was granted options to purchase 35,000 shares of Common Stock at $2.00 per share, 11,667 of which vested immediately and 11,667 of which vested March 1, 1997 and 11,666 of which March 1, 1998. All of these options expire on the fifth anniversary of their vesting. As of March 19, 1997, Mr. Sarubbi exercised all of his vested options. In addition, beginning in 1996, Mr. Sarubbi has acted as a consultant to the Company from time to time on matters specified by the Company's President. In that connection he has received compensation on a per diem basis of $1,000 per day. For the year ended December 31, 1996, Mr. Sarubbi received $6,000 on account of such consulting services.

     The Company has entered into an employment agreements with Mr. Zarin. See "Employment Agreements."

     In July and August 1995, Helen Burgess purchased 437,854 shares of the Company's Series A Preferred stock for $1.50 per share in a private placement which shares were converted into Common Stock on a one-for-one basis at the time of the Company's initial public offering in July 1996. In December 1995 Ms. Burgess purchased the certain promissory notes in the principal amount of $350,000 and 70,000 shares of Common Stock. In March 1996 Ms. Burgess exchanged such notes for Bridge Notes in the principal amount of $350,000 and 70,000 additional shares of Common Stock. The Bridge Notes were repaid from the proceeds of the Company's initial public offering. Ms. Burgess is a limited partner in the Consultant.

     On March 27, 1996, Mr. Kwong, a director of the Company, purchased $150,000 principal amount of Bridge Notes and 30,000 Bridge Shares. The Bridge Notes were repaid from the proceeds of the Company's initial public offering.

     With respect to each transaction between the Company and an affiliate of the Company, a majority of the disinterested members of the Board of Directors determined that such transactions were on terms at least as fair as had they been consummated with unrelated third parties. The Board of Directors has adopted a policy that prior to entering into any transaction with a related party, a similar determination must be made with respect to such transaction by a majority of the Company's disinterested directors.

                                 PROPOSAL TWO

              ADOPTION OF NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     On November 25, 1996, the Company's Board of Directors adopted, subject to shareholder approval, the Non-Employee Director Stock Option Plan (the "Directors' Plan"), in order to attract and retain the services of non-employee members of the Board of Directors and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company. The Directors' Plan provides that:

     The maximum number of shares of Common Stock with respect to which options may be granted is 80,000.

     Each member of the Board of Directors (an "Eligible Director") who otherwise (1) is not currently an employee of the Company, or (2) is not a former employee still receiving compensation for prior services (other than benefits under a tax-qualified pension plan) is eligible for the grant of stock options under the Directors' Plan. Provided a sufficient number of shares remain available under the Directors' Plan, each Eligible Director serving as a Director on the date it was adopted, and each new Director who is an Eligible Director at the time of his election to the Board of Directors, was, or shall be, granted an option to purchase 3,000 shares of the Company's common stock at the fair market value at the close of business at the date of such grant (i.e. $5.75 per share on November 25, 1996), such option to vest immediately and to expire five years from the date of such grant.

     Beginning with this annual meeting of the stockholders of the Company and provided that a sufficient number of shares remain available under the Directors' Plan, each year immediately following the date of the annual meeting of the Company, there automatically will be granted to each Eligible Director who is then serving of the Board an option to purchase 5,000 shares of the Company Common Stock which options will be vested with respect to 1,000 shares at the time of such grant and thereafter with respect to 1,000 shares at each of the next 4 anniversaries of such grant and be exercisable at the closing price of such shares of common stock at the date of such grant.

     Pursuant to the Directors' Plan, each of the four current non-employee directors now serving on the Board of Directors received options for 3,000 shares of the Company Common Stock on November 25, 1996, the date upon which the Board of Directors adopted the Plan. The options vested on that date and are exercisable at the closing trading price of the Common Stock on that date which was $5.75 per share.

             THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR"
            ADOPTION OF THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                                PROPOSAL THREE

                        RATIFICATION OF APPOINTMENT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Coopers & Lybrand LLP to continue as independent certified public accountants for the Company for the fiscal year ending December 31, 1997. Coopers & Lybrand LLP has been acting as independent certified public accounts of the Company since its inception in July 1995. Unless otherwise indicated, properly executed proxies will be voted for the ratification of the appointment of Coopers & Lybrand LLP, independent certified public accountants, to audit the books and accounts of the Company for the fiscal year ending December 31, 1997.

     Representatives of Coopers & Lybrand LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from shareholders.

                  THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE
                 "FOR" THE RATIFICATION OF THE APPOINTMENT OF
            COOPERS & LYBRAND LLP AS INDEPENDENT PUBLIC ACCOUNTANTS
         FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                             SHAREHOLDER PROPOSALS

     Shareholders who intend to submit proposals to the Company's shareholders at the 1998 Annual Meeting of Shareholders must submit such proposals to the Company no later than April 15, 1998, in order to be considered for inclusion in the Proxy Statement and Proxy to be distributed by the Board of Directors in connection with that meeting. Shareholder proposals should be submitted to Jeremiah F. O'Brien, Secretary, NUWAVE Technologies, Inc., One Passaic Avenue, Fairfield, NJ 07004.

                            ADDITIONAL INFORMATION

     The Board of Directors is not aware of any matters to be presented at the meeting other than the matters described herein and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, or any adjournment thereof, the persons soliciting the proxies will have discretionary authority to vote all proxies in accordance with their best judgment.

     If you do not plan to attend the meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the meeting, at your request, the Company will cancel any proxy executed by you.

                               FINANCIAL MATTERS

     Detailed financial information of the Company for the fiscal year ended December 31, 1996 is included in the Company's Annual Report to Stockholders, a copy of which is enclosed herewith.

                             REPORT TO STOCKHOLDERS

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE COMPANY AT ONE PASSAIC AVENUE, FAIRFIELD, NJ 07004, ATTENTION: CHIEF FINANCIAL OFFICER.

                            EXPENSES OF SOLICITATION

     The Company will bear the cost of soliciting proxies from its shareholders and will enlist the help of banks and brokerage houses in soliciting proxies from their customers. The Company will reimburse these institutions for out-of-pocket expenses incurred thereby. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by the directors, officers and employees of the Company.

   Kindly date, sign and return the enclosed proxy card.

                                        By Order of the Board of Directors

                                        GERALD ZARIN
                                        President and Chief Executive Officer

                           NUWAVE TECHNOLOGIES, INC.

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 29, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY

        The undersigned, revoking all prior proxies, hereby appoint(s) Gerald Zarin and Jeremiah F. O'Brien, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of NUWAVE TECHNOLOGIES, INC., (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Radisson Hotel and Suites, 690 Route 46-E, Fairfield, N.J. 07004 on Thursday, May 29, 1997 at 10:30 a.m., local time, and at any adjournment thereof (the "Meeting").

        In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof, will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

                 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                  IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

1. To elect the following five (5) directors (except as marked below) for the ensuing year.

   NOMINEES:       Gerald Zarin, Ed Bohn, Lyle Gramley, David Kwong and
                   Joseph A. Sarubbi

   [ ] FOR  all nominees (except as marked below)

   [ ] WITHHOLD authority to vote for all nominees


For all nominees except the following nominee(s):

-------------------------------------------------------------------------------

                 (CONTINUED AND TO BE SIGNED, ON REVERSE SIDE)

2. To approve the Company's Non-Employee Director Stock Option Plan.

                [ ]  FOR    [ ]  AGAINST     [ ]   ABSTAIN

3. To ratify the selection by the Board of Directors of Coopers & Lybrand LLP as the Company's independent accountants for the fiscal year ending December
   31, 1997.
                [ ]  FOR    [ ]  AGAINST     [ ]   ABSTAIN

Dated:                  , 1997
      ------------------                      ----------------------------------
                                              Signature

                                              ----------------------------------
                                              Signature if held jointly

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.